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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Tennessee Gas Pipeline Company (the "Company") on Form S-3 (File No. 333-20199) of our report dated March 12, 1998, on our audits of the consolidated and combined financial statements and the financial statement schedule of the Company as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.

Houston, Texas
March 20, 1998